SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


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  CENTRAL AND SOUTH WEST CORPORATION
               (Name of Registrant as Specified In Its Charter)


                  (Name of Person(s) Filing Proxy Statement)

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               AEP                                     CSW
      American Electric Power                 Central and South West




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                                    VOTE FOR
                            the merger to create the
                              nation's preeminent
                          diversified electric utility
                                    company.
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Dear Fellow Shareholders:

CSW recently mailed you proxy material regarding our proposed merger with AEP. This brochure provides a brief review of the positive impact that I believe the merger will have on your investment.

I strongly believe the merger with AEP offers significant value to CSW shareholders and is the best way for CSW to continue being successful in an increasingly competitive environment. The combined company has tremendous opportunities and the potential to be one of the strongest utilities in the world. Based on stock prices immediately prior to the announcement of the merger, the total implied premium for CSW shareholders would be 20%, or $5.20 per share(1). In addition, the combined company will offer improved prospects for future earnings and dividend growth.

I want to personally thank you for your continued support of CSW. Our board of directors and management team urge you to return your proxy card today with a vote FOR the merger. Together AEP and CSW will be a strong competitor -- nationally and internationally. Thank you for helping us lead our company into a successful future.


                                        Sincerely,



                                        E.R. Brooks
                                        Chairman and Chief Executive Officer
                                        Central and South West Corporation



(1) The premium of $5.20, or 20%, is over the closing market price ($26.00) per CSW share on December 19, 1997 based on the closing market price ($52.00) for AEP shares on the same day.

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* Cost Savings and Improved Operations

* Competitive Prices and Services

* Greater Diversification

* Increased Scale and Growth

* Financial Strength






                   For additional information or questions on
                  voting for the merger, please call toll-free:

                                1-888-279-1100.


                                  VOTE TODAY!
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Cost Savings and Improved Operations


The combined company expects merger-related net savings of approximately $2 BILLION over the next 10 years through:

     * Greater efficiencies in operations and business processes

     * Elimination of duplication in corporate and administrative programs and positions

     * Improved purchasing power

     * Expanded customer relationships using combined distribution channels



(Graph showing Total Revenues in billions of dollars for AEP 6.2, CSW 5.3 and for the NEW AEP 11.5 as of 12/31/97.)

(Graph showing U.S. kWh Sales in billions for AEP 145.4, CSW 63.2, and for the NEW AEP 208.6 as of 12/31/97.)

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Competitive Prices and Services

The merger will create a company better able to meet the needs of customers in the face of increased competition. The merger also will create operating efficiencies that will allow the combined company to continue to PRODUCE AND DELIVER LOW-COST POWER at prices below the industry average.





(Graph showing Cost per kWh for Fossil Generation in cents for AEP 2.6, CSW 3.0, and for the NEW AEP 2.7 as of 12/31/97.)
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Greater Diversification

This merger will create a company that is DIVERSE IN ITS FUELS, POWER GENERATION AND SERVICE AREA.

In addition, the combined company will immediately be able to:

     * serve a larger and more diverse base of customers

     * enhance economic and competitive position

     * enhance fuel mix





(map showing the Combined Domestic Territory After Merger)
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Increased Scale and Growth

The combined company will serve more than 4.6 million customers in 11 states and 4 million customers outside the United States. The merger is expected to improve revenues by DOUBLING THE WORLDWIDE CUSTOMER BASE.

                      Diversifed Subsidiaries

American Electric Power            Central and South West
* AEP Resources, Inc.              * CSW Energy, Inc./CSW International, Inc.;
* AEP Resources Service Company    * C3 Communications, Inc.;
* AEP Communications, Inc.;        * EnerShop Inc.;
* AEP Investments, Inc.;           * CSW Energy Services, Inc.;
* AEP Energy Services, Inc.        * CSW Credit, Inc.;
                                   * CSW Leasing, Inc.



                       International Offices
American Electric Power            Central and South West
* Leeds, United Kingdom            * Crawley, United Kingdom
* Toronto, Canada                  * Sao Paulo, Brazil
* Beijing, China                   * Mexico City, Mexico
* Sydney, Australia                * Altamira, Mexico

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Financial Strength

Historically, AEP and CSW have each maintained a strong financial position. TOGETHER WE WILL BE EVEN STRONGER. By having this stronger financial base, the combined company is expected to increase its financial flexibility and improve its position in the financial markets.




(map highlighting the locations of the International Offices)

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Q  WHAT AM I BEING ASKED TO VOTE ON?

A You are being asked to approve a merger where CSW will become a subsidiary of AEP.

Q  HOW WILL THE SHAREHOLDERS OF CSW BENEFIT?

A The merger means you will have a stake in the nation's preeminent diversified electric utility company.

   In addition to AEP paying a premium for CSW (based upon the stock prices when the merger was announced), added value will be created through cost savings and improved operations, competitive prices and services, greater diversification, increased scale and growth, and financial strength.

Q  WHAT WILL CSW SHAREHOLDERS RECEIVE FOR THEIR CSW SHARES?

A CSW shareholders will receive 0.60 of a share of AEP common stock in exchange for each share of CSW common stock.

   For example, if you currently own 100 shares of CSW common stock, you will receive 60 shares of AEP common stock.

Q  WHAT DO I NEED TO DO NOW?

A Just sign and return your proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the May 28, 1998 CSW shareholder meeting. When the merger is completed you will receive written instructions for exchanging your CSW common shares for AEP common shares.

Q  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS?

A The exchange of shares of CSW common stock for shares of AEP common stock in the merger will be tax-free for U.S. federal income tax purposes.

Q  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A We are working to complete the merger as quickly as possible. In addition to shareholder approval, we must also obtain a number of regulatory approvals. We hope to complete the merger in the first half of 1999.

Q  WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A CSW anticipates continuing its current annual dividend of $1.74 per share until the close of the merger. AEP's current annual dividend is $2.40 per share. With the exchange rate of 0.60, this translates into an annual dividend of $1.44 per share for CSW shareholders. After the merger, AEP does not anticipate making any changes to its dividend policy, although future dividends will be determined quarterly by the Board of AEP.
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|   |
| X |  CSW's board of directors and management team urge you to vote FOR the
|   |  merger Today!
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Remember...

Not returning your proxy card or abstaining has the effect of a vote against the merger.

For additional information or questions on voting for the merger, please call toll-free:

                                 1-888-279-1100